EXHIBIT (h)(5)(a)

July 31, 2016

Effective August 1, 2023

Eaton Vance Funds

Two International Place

Boston, Massachusetts 02110

Re: Expense Waivers/Reimbursements

Ladies and Gentlemen:

As you know, we and certain of our affiliates (collectively referred to herein as “we,” “us” or “our” as the context requires) currently provide administrative, advisory, distribution and/or other services to the Eaton Vance Funds. We hereby agree with each trust, series of a trust and/or corporation listed on Schedule A to this letter (each a “Trust” and collectively the “Trusts”) that for each class of shares of each Trust or series of a Trust listed we will waive our fees and/or reimburse operating expenses (other than Excluded Expenses, as defined below) payable by that Trust or series for each such class to the extent necessary so that the Trust’s or series' aggregate operating expenses for each such class would not exceed on a per annum basis the percentage of average daily net assets specified for that Trust or series on Schedule A or such other agreed upon amount specified on Schedule A (referred to herein as the “contractual expense cap”).

The expenses of a Trust, series or class are accrued, and any applicable contractual expense caps are applied, daily.  If for any period during a Trust’s or series’ fiscal year we have waived our fees or reimbursed any expenses, we will be entitled to recoup from the relevant Trust, series and/or class such amounts to the extent expenses in another period during that fiscal year are less than the contractual expense cap and such amounts have not already been recouped.

The term “Excluded Expenses” means: brokerage commission costs; expenditures capitalized in accordance with generally accepted accounting principles; acquired fund fees and expenses (as determined in accordance with the instructions to Item 3 of Form N-1A or Form N-2, as applicable) to the extent the acquired fund is (a) not affiliated with the Trust or series (unless otherwise noted on Schedule A) or (b) an authorized cash sweep vehicle or investment option for the management for cash collateral; any performance-based adjustment to an asset-based investment advisory fee; borrowing costs (including borrowing costs of any acquired funds); securities lending agency fees; taxes; litigation expenses; indemnification expenses; and other expenses not incurred in the ordinary course of a Trust’s, series’ or class’ business.  Notwithstanding the foregoing, in the event the operating expenses of a Trust or series (or a class thereof) that invests substantially all of its assets in one or more underlying investment companies advised or administered by us (referred to herein as “Portfolios”) exceed that Trust’s or series’ contractual expense cap after the waiver of our Trust or series level fees and reimbursement of Trust, series or class level expenses, we may waive our fees at the Portfolio level or reimburse Portfolio level operating expenses to the extent necessary to achieve the contractual expense cap for the Trust or series.

In addition, from time to time we may waive our fees and/or reimburse operating expenses (other than Excluded Expenses) for classes of shares of certain Trusts or series of the Eaton Vance Funds on a voluntary basis (referred to herein as a “voluntary fee cap”).  We may modify or terminate a voluntary fee cap at any time, provided that we notify you in advance of any such modification or termination.  In the event the modification or termination is to be implemented prior to your next meeting, we will notify the Chairman of the Board of the modification or termination.  We may recoup amounts we waive or reimburse pursuant to a voluntary fee cap on the same basis as we may recoup amounts we waived or reimbursed pursuant to a contractual expense cap (described above).

The agreements in this letter will take effect as to each Trust, series and class on the date indicated on Schedule A and will remain in effect as to each Trust, series and class until the date specified opposite that Trust, series or class on Schedule A. Thereafter, the agreements in this letter will automatically renew for one-year terms unless we provide you with notice of the termination of the contractual expense cap for a given Trust, class and/or series prior to the end of the then current term for that Trust, class and/or series.  In addition, the agreements in this letter will terminate upon us ceasing to serve as the investment adviser of the Trust, series or the Portfolio(s) in which that series invests.  We may amend Schedule A hereto from time to time, with the consent of the Trusts, to add series and classes and to reflect the extension of termination dates.  Any other amendment to the terms of this letter or to Schedule A would require the written agreement of both you and us.

We, Eaton Vance Management, and each of the Trusts are duly organized and validly existing under the laws of the jurisdiction in which they are formed.  We acknowledge that all persons dealing with a Trust that is Massachusetts business trust formed under a declaration of trust must look solely to the property of that Trust for satisfaction of claims of any nature against the Trust, as neither the trustees, officers, employees nor shareholders of the Trust assume any personal liability in connection with its business or for obligations entered into on its behalf.  Each Trust acknowledges that all persons dealing with Eaton Vance Management must look solely to the property of Eaton Vance Management for satisfaction of claims of any nature against Eaton Vance Management, as neither the trustees, officers, employees nor shareholders of Eaton Vance Management assume any personal liability in connection with its business or for obligations entered into on our behalf.

Please sign below to confirm your agreement with the terms of this letter.

Sincerely,

Eaton Vance Management

By:	/s/ Andrew N. Sveen
Name:	Andrew N. Sveen
Title:	Vice President

Agreed:

On behalf of the Eaton Vance Funds

By:	/s/ James F. Kirchner
Name:	James F. Kirchner
Title:	Treasurer

Schedule A

As of August 1, 2023

Trust, Series and Class	Contractual Expense Cap(a)	Effective Date	Termination Date
Eaton Vance Growth Trust
Focused Growth Opportunities Fund Class A	1.05%	7/1/2023	6/30/2024
Focused Growth Opportunities Fund Class C	1.80%	7/1/2023	6/30/2024
Focused Growth Opportunities Fund Class I	0.80%	7/1/2023	6/30/2024

Focused Global Opportunities Fund Class A	1.20%	12/14/2021	3/31/2024
Focused Global Opportunities Fund Class I	0.95%	12/15/2015	3/31/2024

Focused Value Opportunities Fund Class A	0.99%	7/1/2022	6/30/2024
Focused Value Opportunities Fund Class C	1.74%	7/1/2022	6/30/2024
Focused Value Opportunities Fund Class I	0.74%	7/1/2022	6/30/2024

Greater China Growth Fund Class A	1.50%	10/1/2021	12/31/2023
Greater China Growth Fund Class C	2.25%	10/1/2021	12/31/2023
Greater China Growth Fund Class I	1.25%	10/1/2021	12/31/2023

International Small-Cap Fund Class A	1.30%	7/1/2022	3/31/2024
International Small-Cap Fund Class I	1.05%	7/1/2022	3/31/2024

Worldwide Health Sciences Fund Class A	1.15%	4/28/2018	12/31/2023
Worldwide Health Sciences Fund Class C	1.90%	4/28/2018	12/31/2023
Worldwide Health Sciences Fund Class I	0.90%	4/28/2018	12/31/2023
Worldwide Health Sciences Fund Class R	1.40%	4/28/2018	12/31/2023

Eaton Vance Investment Trust
National Ultra-Short Municipal Income Fund Advisers Class	0.50%	1/1/2022	7/31/2023
National Ultra-Short Municipal Income Fund Class A	0.50%	1/1/2022	7/31/2023
National Ultra-Short Municipal Income Fund Class I	0.35%	1/1/2022	7/31/2023

Eaton Vance Municipals Trust II
High Yield Municipal Income Fund Class W	Total amount of the advisory fee paid by Class W shares	10/1/2021	5/31/2024

Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund Class A	0.65%	5/3/2015	5/31/2024
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund Class C	1.40%	5/3/2015	5/31/2024
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund Class I	0.40%	5/3/2015	5/31/2024

Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund Class A	0.65%	4/15/2015	5/31/2024
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund Class C	1.40%	4/15/2015	5/31/2024
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund Class I	0.40%	4/15/2015	5/31/2024

Parametric TABS Intermediate-Term Municipal Bond Fund Class A	0.85%	7/1/2022	5/31/2024

Parametric TABS Intermediate-Term Municipal Bond Fund Class C	1.60%	7/1/2022	5/31/2024
Parametric TABS Intermediate-Term Municipal Bond Fund Class I	0.60%	7/1/2022	5/31/2024

Parametric TABS Short-Term Municipal Bond Fund Class A	0.76%	7/1/2022	5/31/2024
Parametric TABS Short-Term Municipal Bond Fund Class C	1.51%	7/1/2022	5/31/2024
Parametric TABS Short-Term Municipal Bond Fund Class I	0.51%	7/1/2022	5/31/2024

Eaton Vance Mutual Funds Trust
Emerging and Frontier Countries Equity Fund Class A	1.40%	7/1/2022	2/29/2024
Emerging and Frontier Countries Equity Fund Class I	1.15%	7/1/2022	2/29/2024

Global Bond Fund Class A	1.00%	10/14/2019	2/29/2024
Global Bond Fund Class C	1.70%	10/14/2019	2/29/2024
Global Bond Fund Class I	0.70%	10/14/2019	2/29/2024

Global Income Builder Fund Class A	1.17%	5/1/2019	2/29/2024
Global Income Builder Fund Class C	1.92%	5/1/2019	2/29/2024
Global Income Builder Fund Class I	0.92%	5/1/2019	2/29/2024
Global Income Builder Fund Class R	1.42%	5/1/2019	2/29/2024

Global Macro Absolute Return Advantage Fund Class A	1.35%	1/1/2018	2/29/2024
Global Macro Absolute Return Advantage Fund Class C	2.05%	1/1/2018	2/29/2024
Global Macro Absolute Return Advantage Fund Class I	1.05%	1/1/2018	2/29/2024
Global Macro Absolute Return Advantage Fund Class R	1.55%	1/1/2018	2/29/2024
Global Macro Absolute Return Advantage Fund Class R6	1.02%	1/1/2018	2/29/2024

Global Small-Cap Equity Fund Class A	1.35%	1/1/2018	2/29/2024
Global Small-Cap Equity Fund Class C	2.10%	1/1/2018	2/29/2024
Global Small-Cap Equity Fund Class I	1.10%	1/1/2018	2/29/2024

Government Opportunities Fund Class A	1.05%	3/1/2020	2/29/2024
Government Opportunities Fund Class C	1.80%	3/1/2020	2/29/2024
Government Opportunities Fund Class I	0.80%	3/1/2020	2/29/2024
Government Opportunities Fund Class R	1.30%	3/1/2020	2/29/2024

Parametric Dividend Income Fund Investor Class	0.65%	11/1/2016	6/30/2024
Parametric Dividend Income Fund Institutional Class	0.40%	11/1/2016	6/30/2024

Parametric International Equity Fund Class A	0.75%	11/1/2016	5/31/2024
Parametric International Equity Fund Class I	0.50%	11/1/2016	5/31/2024
Parametric International Equity Fund Class R	1.00%	11/1/2016	5/31/2024
Parametric International Equity Fund Class R6	0.47%	11/1/2016	5/31/2024

Parametric Tax-Managed International Equity Fund Class A	1.05%	3/1/2017	2/29/2024
Parametric Tax-Managed International Equity Fund Class C	1.80%	3/1/2017	2/29/2024
Parametric Tax-Managed International Equity Fund Class I	0.80%	3/1/2017	2/29/2024

Short Duration High Income Fund Class A	0.90%	1/1/2017	2/29/2024
Short Duration High Income Fund Class I	0.65%	1/1/2017	2/29/2024

Stock Fund Class A	0.98%	1/1/2016	4/30/2024
Stock Fund Class C	1.73%	1/1/2016	4/30/2024
Stock Fund Class I	0.73%	1/1/2016	4/30/2024

Total Return Bond Fund Class A	0.74%	6/1/2017	2/1/2025
Total Return Bond Fund Class C	1.49%	6/1/2017	2/1/2025
Total Return Bond Fund Class I	0.49%	6/1/2017	2/1/2025
Total Return Bond Fund Class R6	0.43%	6/30/2023	2/1/2025

Eaton Vance Series Trust II
Income Fund of Boston Class A	1.00%	3/1/2020	2/29/2024
Income Fund of Boston Class C	1.75%	3/1/2020	2/29/2024
Income Fund of Boston Class I	0.75%	3/1/2020	2/29/2024
Income Fund of Boston Class R	1.25%	3/1/2020	2/29/2024
Income Fund of Boston Class R6	0.66%	3/1/2020	2/29/2024

Eaton Vance Special Investment Trust
Core Bond Fund Class A	0.74%	6/1/2017	4/30/2024
Core Bond Fund Class I	0.49%	6/1/2017	4/30/2024

Growth Fund Class A	1.05%	7/10/2014	4/30/2024
Growth Fund Class C	1.80%	7/10/2014	4/30/2024
Growth Fund Class I	0.80%	7/10/2014	4/30/2024
Growth Fund Class R	1.30%	7/10/2014	4/30/2024

Short Duration Inflation-Protected Income Fund Class A	0.75%	1/1/2017	2/29/2024
Short Duration Inflation-Protected Income Fund Class C	1.50%	1/1/2017	2/29/2024
Short Duration Inflation-Protected Income Fund Class I	0.50%	1/1/2017	2/29/2024

Small-Cap Fund Class A	1.21%	1/1/2019	4/30/2024
Small-Cap Fund Class C	1.96%	1/1/2019	4/30/2024
Small-Cap Fund Class I	0.96%	1/1/2019	4/30/2024
Small-Cap Fund Class R	1.46%	1/1/2019	4/30/2024

Special Equities Fund Class A	1.20%	10/1/2019	4/30/2024
Special Equities Fund Class C	1.95%	10/1/2019	4/30/2024
Special Equities Fund Class I	0.95%	10/1/2019	4/30/2024

Eaton Vance Floating-Rate Opportunities Fund	0.25%(b)	[ ], 2023	5/31/2026

(a)Unless otherwise specified, the contractual expense cap reflects the total annual fund operating expenses, excluding Excluded Expenses, as a percentage of average daily net assets, that each class would not exceed on a per annum basis.

(b)In the case of Eaton Vance Floating-Rate Opportunities Fund, the contractual expense cap reflects, for each class of shares, the amount of operating expenses, excluding management fees, distribution and/or service (12b-1) fees and Excluded Expenses, as percentage of average daily net assets, that each class would not exceed on a per annum basis.